                                                                     Exhibit 4.4

       NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS WARRANT IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE SALE OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A,
(3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT ("ACCREDITED INVESTOR"), THAT IS ACQUIRING THIS WARRANT FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IF A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY, (5) AS OTHERWISE PROVIDED IN THE UNIT PURCHASE AGREEMENT (AS DEFINED BELOW) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS WARRANT, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN ACCREDITED INVESTOR ACQUIRING THIS WARRANT FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS WARRANT FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

       THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 3.2 OF THE UNIT PURCHASE AGREEMENT DATED AS OF OCTOBER 10, 1995 AMONG THE COMPANY AND THE OTHER PARTIES NAMED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. ANY SALE OR TRANSFER NOT IN COMPLIANCE WITH SUCH UNIT PURCHASE AGREEMENT SHALL BE NULL AND VOID.

                       VOID AFTER 5:00 P.M., PACIFIC TIME,
                              ON DECEMBER __, 2005

No. ___

                         HAWTHORNE FINANCIAL CORPORATION

               WARRANT TO PURCHASE _______ SHARES OF COMMON STOCK
                             (SUBJECT TO ADJUSTMENT)


       THIS CERTIFIES THAT, FOR VALUE RECEIVED, _______ or its registered assigns (the "Holder"), is entitled to purchase from Hawthorne Financial Corporation (the "Company"), subject to the terms and conditions set forth hereinafter, _______ fully paid and nonassessable shares of the Common Stock, $.01 par value, of the Company (the "Common Stock") at an exercise price of $2.25 per share upon surrender of this Warrant to the Company at the Company's principal office in El Segundo, California with the form of election to purchase attached to this Warrant duly completed and signed, together with payment of the exercise price by wire transfer or other payment of immediately available funds. The exercise price and the number of shares of Common Stock for which this Warrant is exercisable are subject to change or adjustment upon the occurrence of certain events as set forth below.

SECTION 1. DURATION AND EXERCISE OF WARRANTS.

       1.1 (a) This Warrant may be exercised on or after December __, 1998 and will expire at 5:00 p.m., Pacific Time, on December __, 2005 (the "Expiration Date"), provided that, notwithstanding anything to the contrary contained herein, this Warrant may be exercised in whole or in part prior to December __, 1998 in connection with or following a Change in Control. On the Expiration Date, all rights evidenced by this Warrant shall cease and this Warrant shall become void. For purposes of this Warrant, a "Change in Control" means the occurrence of any of the following events after the date of issuance of this
Warrant: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all classes of capital stock of the Company entitled to vote generally in an election of directors; (ii) the Company is merged with or into another corporation or another corporation is merged with or into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; (iii) all or substantially all of the assets of the Company or Hawthorne Savings, F.S.B., or any successor thereto, are sold to any person or persons (as an entirety in one transaction or a series of related transactions); or (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company.

       (b) Subject to the provisions of this Warrant, the registered holder of this Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of fully paid and nonassessable shares of Common Stock set forth on the face of this Warrant (or such number of shares of Common Stock as may result from adjustments made from time to time as provided herein), at the price of $2.25 per share in lawful money of the United States of America (such exercise price per share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon (i) surrender of this Warrant to the Company at the Company's principal office in El Segundo, California with the exercise form attached hereto duly completed and signed by the registered holder or holders thereof, and (ii) payment by wire transfer or other payment of immediately available funds, in lawful money of the United States of America, of the Exercise Price for the shares of Common Stock in respect of which this Warrant is then exercised (and any applicable transfer taxes pursuant to Section 2 hereof). Upon surrender of this Warrant, and payment of the Exercise Price as provided above, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered holder of this Warrant and in such name or names as such registered holder may designate, a certificate or certificates for the number of shares of Common Stock so purchased upon the exercise of this Warrant, together with payment in respect of any fraction of a share of Common Stock issuable upon such surrender pursuant to Section 11 hereof.

       (c) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day (as defined in Section 17 hereof) on which the holder surrenders this Warrant to the Company and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 2 hereof) is made, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes.

       1.2 In the event that less than all of the shares of Common Stock represented by this Warrant are exercised on or prior to the Expiration Date, a new Warrant, duly executed by the Company, will be issued for the remaining number of shares of Common Stock exercisable pursuant to the Warrant so surrendered, and the Company shall deliver the required new Warrant pursuant to the provisions of this Section 1.

       1.3 The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

SECTION 2. PAYMENT OF TAXES.

       The Company will pay all stamp transfer and other similar taxes payable in connection with the original issuance of this Warrant and the shares of Common Stock issuable upon exercise thereof, provided, however, that the Company shall not be required to (i) pay any such tax which may be payable in respect of any transfer involving the transfer and delivery of this Warrant or the issuance or delivery of certificates for shares of Common Stock issuable upon exercise thereof in a name other than that of the registered holder of this Warrant or
(ii) issue or deliver any certificate for shares of Common Stock upon the exercise of this Warrant until any such tax required to be paid under clause (i) shall have been paid, all such tax being payable by the holder of this Warrant at the time of surrender.

SECTION 3. MUTILATED OR MISSING WARRANTS.

       In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company will issue and deliver in exchange and substitution for and upon cancellation of, the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor evidencing the number of shares of Common Stock purchasable upon exercise of the Warrant so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and an indemnity, if requested, reasonably satisfactory to it. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 4. RESERVATION OF WARRANT SHARES.

       The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as from time to time shall be issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights. After 5:00 p.m., Pacific Time, on the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant.

SECTION 5. RESTRICTIONS ON TRANSFER.

       Neither this Warrant nor the shares of Common Stock issuable upon exercise thereof may be sold, transferred or otherwise disposed of, except in accordance with and subject to (i) the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and (ii) the applicable requirements of Section 3.2 of the Unit Purchase Agreement dated as of October 10, 1995 among the Company and the Purchasers named on the signature pages thereto (as amended, supplemented or otherwise modified from time to time, the "Unit Purchase Agreement").

SECTION 6. RIGHTS AND LIABILITY OF WARRANT HOLDER.

       The holder of this Warrant shall not, by virtue thereof, be (i) entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of such holder are limited to those expressed herein, or (ii) subject to any liability as a stockholder of the Company.

SECTION 7. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK.

       The Exercise Price and the number and kind of shares of Common Stock issuable upon the exercise of this Warrant will be subject to change or adjustment from time to time as follows:

       (a) Change in Common Stock. In the event the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock (other than pursuant to Section 2(b) of the Certificate of Designations and Preferences relating to the Company's Cumulative Preferred Stock, Series A), (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or
(iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Exercise Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with this Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with this Warrant after the adjustment referred to above and (B) in the case of clause (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

       (b) Common Stock Distribution. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to (A) a Change of Shares, (B) the exercise or conversion, as the case may be, of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant) or (C)
Section 6(b) of the Company's Senior Notes due 2002 (any such event, including any deemed distributions described in paragraphs (c) and (d), being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below), on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock issued and outstanding immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

       If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

       The provisions of this paragraph (b), including by operation of paragraph
(c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock purchasable upon the exercise of this Warrant, except by operation of paragraph
(j) or (k) below.

       (c) Issuance of Options. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options, then, for the purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company.

       (d) Issuance of Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

       (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend declared and paid pursuant to a regular quarterly dividend policy of the Company), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock issued and outstanding on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

       (f) Current Market Price. For the purpose of any computation under paragraphs (b), (c), (d) and (e) of this Section 7, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence, prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

       (g) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (including dividends or distributions by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible

Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as, appropriate.

       (h) Consideration Received. If any shares of Common Stock shall be issued and sold in an underwritten public offering, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters of such public offering. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Options in good faith by the Board of Directors of the Company.

       (i) Deferral of Certain Adjustments. No adjustments to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of this Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided, however, that any adjustment which by reason of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

       (j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 7), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

       (k) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of this Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised or, solely with respect to Options that are rights ("Rights"), are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that (x) no such readjustment shall have the effect of decreasing the number of shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 7 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities and (y) in the case of the redemption of any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the current market price of the Common Stock on the date of such redemption.

       (l) Other Adjustments. In the event that at any time the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock as constituted on the date of issuance of his Warrant the number of such other securities so receivable upon exercise of this Warrant and the Exercise Price applicable to such exercise shall be adjusted at such time, and shall be subject to further adjustment from time to time thereafter, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 7.

       (m) Excluded Transactions. Notwithstanding any provision in this Section 7 to the contrary, no adjustment shall be made pursuant to this Section 7 in respect of (i) any change in the par value of the Common Stock, (ii) the granting of any Options or the issuance of any shares of Common Stock, in either case, which would otherwise trigger an adjustment under paragraph (b) above, that may be registered on Form S-8 or any successor form under the Securities Act, to any directors, officers or employees of the Company, provided that the granting of Options or the issuance of shares of Common Stock pursuant to this clause (ii) are in the ordinary course of business and are usual and customary, or (iii) the issuance of Common Stock pursuant to any dividend reinvestment plan which provides that the price of the Common Stock purchased for plan participants from the Company will be no less than 95% of the average of the high and low sales prices of the Common Stock on the investment date or, if no trading in the Common Stock occurs on such date, the next preceding date on which trading occurred (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

SECTION 8. REORGANIZATIONS AND ASSET SALES.

       If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed by first class mail, postage prepaid, to the Holder hereof at the last address of such Holder appearing on the register maintained by the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

SECTION 9. NOTICE OF ADJUSTMENT.

       9.1 Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder at the last address of such Holder appearing on the register maintained by the Company, notice of such adjustment or adjustments. In addition, the Company at its sole expense shall within 90 calendar days following the end of each fiscal year of the Company during which this Warrant remains outstanding and an adjustment has occurred, and promptly upon the request of the Holder of this Warrant in connection with the exercise thereof, cause to be delivered to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (which may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

       9.2 If at any time after the date of issuance of this Warrant and ending on December __, 1998, the Company enters into an agreement providing for a Change in Control or otherwise becomes aware of the occurrence of a Change in Control not directly or indirectly resulting from actions taken by it, then the Company will cause to be mailed by first class mail, postage prepaid, to the Holder at the last address of such Holder appearing on the register maintained by the Company, as soon as practicable and in any event within 20 days thereafter, a notice describing any such agreement or the occurrence of such a Change in Control, and stating the anticipated effective date of the Change in Control if it has not yet occurred or, if it has occurred, the effective date thereof.

SECTION 10. STATEMENT OF WARRANTS.

       This Warrant may continue to express the same number and kind of shares which may be purchased upon exercise hereof as are stated in the Warrant initially issued pursuant to the Unit Purchase Agreement or any substitute Warrant issued therefor, notwithstanding any adjustment in the Exercise Price and/or in the number or kind of shares issuable upon exercise of this Warrant. In the event of any such adjustment, the Company will, at its expense, promptly upon the Holder's surrender of this Warrant to the Company, execute a new Warrant or Warrants stating the Exercise Price and the number and kind of shares issuable upon exercise of this Warrant.

SECTION 11. FRACTIONAL INTEREST.

       The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holder by his acceptance of this Warrant expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

SECTION 12. ENTIRE AGREEMENT.

       This Warrant, the Unit Purchase Agreement and the Related Agreements (as defined in the Unit Purchase Agreement) constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein.

SECTION 13. SUCCESSORS AND ASSIGNS.

       13.1 All covenants and provisions of this Warrant by or for the benefit of the Company or the holder of this Warrant shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

       13.2 Subject to the requirements of Section 6 of this Warrant, this Warrant is assignable, in whole or in part, without charge to the holder hereof upon surrender of this Warrant with a properly executed assignment at the principal office of the Company. Upon any partial assignment, the Company will at its expense issue and deliver to the holder hereof a new Warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such number of shares of Common Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) which were not so assigned. Except as provided in this Section 13.2, this Warrant may not be assigned or transferred.

SECTION 14. TERMINATION.

       This Warrant shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date or upon such earlier date on which all of this Warrant has been exercised.

SECTION 15. HEADINGS.

       The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


SECTION 16. AMENDMENTS.

       This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the holder of this Warrant.

SECTION 17. NOTICES.

       All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

              (a) if to the holder of this Warrant, at the address set forth on the register of the Warrants maintained by the Company, or at such other address as the holder of this Warrant shall have furnished to the Company in writing;

              (b) if to the Company, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 17.

       All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. For purposes of this Warrant, a "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

SECTION 18. BENEFITS OF THIS WARRANT.

       Nothing in this Warrant shall be construed to give to any person or corporation, other than the Company and the registered holder of this Warrant, any legal or equitable right, remedy or claim under this Warrant, it being intended that this Warrant shall be for the sole and exclusive benefit of the Company and the registered holder thereof.

SECTION 19. GOVERNING LAW.

       This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.


Dated:  December __, 1995               HAWTHORNE FINANCIAL CORPORATION



                                        By:
--------------------------                 -------------------------------------
Executive Officer                          Name:  Scott A. Braly
                                           Title:  President and Chief


Attest:



By:
     -------------------------------------------------
     Name:  James D. Sage
     Title:  Senior Vice President and
            Corporate Secretary

                              ELECTION TO PURCHASE

                                 DATED: ________

       The undersigned hereby irrevocably exercises this Warrant to purchase _______ shares of Common Stock and herewith makes payment of $_______ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant, surrenders this Warrant and all right, title and interest herein to the Company and directs that the shares of Common Stock deliverable upon the exercise of this Warrant be registered in the name and at the address specified below and delivered thereto.


Name:
     ---------------------------------------------------------------------------
                                 (Please Print)

Address:
        ------------------------------------------------------------------------


City, State and Zip Code:
                         -------------------------------------------------------


If such number of shares of Common Stock is less than the aggregate number of shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the balance of such shares of Common Stock be registered in the name and at the address specified below and delivered thereto.


Name:
     ---------------------------------------------------------------------------
                                     (Please Print)

Address:
        ------------------------------------------------------------------------


City, State and Zip Code:
                         -------------------------------------------------------


Taxpayer Identification or Social Security Number:
                                                  ------------------------------

     Signature:
               -----------------------------------------------------------------


Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.